UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2012

ZOLTEK COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Missouri	0-20600	43-1311101
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 McKelvey Road St. Louis, Missouri (Address of principal executive offices)		63044 (Zip Code)

(314) 291-5110
 (Registrant’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)
__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On June 15, 2012,  Zoltek Zrt.  (“Zoltek Zrt.”), the wholly owned Hungarian subsidiary of Zoltek Companies, Inc. (the “Company”), completed an amended credit facility with Raiffeisen Bank Zrt. (the “Lender”) pursuant to which Zoltek Zrt. and the Lender entered into a Credit Facility Agreement, dated as of June 1, 2012 (the “Credit Facility Agreement”) and a Restated and Amended Uncommitted Credit Line Agreement, dated as of June 1, 2012 (the “Credit Line Agreement” and collectively with the Credit Facility Agreement, the “Hungarian Credit Facility”).  Under the Hungarian Credit Facility, the Lender agreed to provide Zoltek Zrt.: (i) a term facility in the maximum amount of EUR 13.6 million (the “Term Facility”) and (ii) a multicurrency overdraft facility in the amount of up to HUF 1.12 billion (the “Revolving Facility”);

The Term Facility is a five-year term loan intended to fund export sales transactions.  The Term Facility bears interest at 4.17%, payable semi-annually.  Principal under the Term Facility is payable semi-annually in equal installments. The Term Facility also includes a commitment fee to the Lender equal to 0.5% per annum, a one-time monitoring fee of 0.5%, and a one-time arrangement fee 0.5%, along with other standard fees. The Company anticipates that funding under the Term Facility will occur on or prior to July 15, 2012.  The Revolving Facility is a revolving credit facility that expires on March 29, 2013 and has a total commitment of the lesser of 1.120 billion HUF or 50% of certain Zoltek Zrt. inventory and 80% of certain Zoltek Zrt. accounts receivables.  The Revolving Facility bears interest, payable monthly, at the option of Zoltek Zrt., based on an interbank rate selected by Zoltek Zrt.   The Revolving Facility also includes a commitment fee to the Lender equal to 0.5% per annum, and a one-time monitoring fee of 0.5%, along with other standard fees.   In addition to the Term Facility and the Revolving Facility, the Hungarian Credit Facility includes a bank guaranty in the amount of HUF 3.48 billion securing the performance pursuant to 120% of Hungarian government grant funds received.  The Company anticipates it will comply with the requirements of the grant agreement which currently lasts through October 2017, at which time the guaranty would expire. The obligations of Zoltek Zrt. under the Hungarian Credit Facility are guaranteed by the Company.

The Hungarian Credit Facility contains customary representations and warranties applicable to Zoltek Zrt.  The Hungarian Credit Facility also contains a requirement that Zoltek Zrt. maintain a minimum current assets ratio, fixed assets ratio, net debt/EBITDA ratio and minimum annual EBITDA, along with other customary restrictive covenants.  These  covenants include limitations on the ability of Zoltek Zrt. to, among other things, incur indebtedness, create liens, dispose of assets, pay dividends, cause or permit a change of control, and enter into affiliate transactions. The Hungarian Credit Facility also contains customary events of default including, without limitation, non-payment of obligations, non-performance of covenants and obligations, material judgments, bankruptcy or insolvency, default on other material debt, certain material adverse events, and breaches of representations and warranties.  The obligations under the Hungarian Credit Facility are secured by a pledge of all of Zoltek Zrt.’s assets, including its  accounts receivable and tangible and intangible assets, and a mortgage on certain real property owned by Zoltek Zrt.

Item  9.01                    Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:           June 21, 2012

ZOLTEK COMPANIES, INC.

By:	/s/ Andrew W. Whipple
Andrew W. Whipple Chief Financial Officer